Exhibit 10.1

FIRST AMENDMENT

TO THE

HARTE HANKS, INC.

AMENDED & RESTATED RESTORATION PENSION PLAN

In accordance with Section 8 of the Harte Hanks, Inc. Restoration Pension Plan (as amended and restated on June 27, 2008) (the “Plan”), Section 9 of the Plan is hereby amended by the Harte Hanks, Inc. Board of Directors so that the penultimate paragraph reads in its entirety as follows:

Upon a Change of Control, Harte-Hanks may, in its sole discretion, make an irrevocable contribution to a “rabbi” trust in a amount not to exceed that which is sufficient to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of this Restoration Plan as of the date on which the Change of Control occurred.

IN WITNESS WHEREOF, Harte Hanks, Inc., through the action of its Board of Directors, has caused this instrument to be executed by its duly authorized officer on the 11th day of October, 2016, with immediate effect.

HARTE HANKS, INC.

By:	/s/ Robert L. R. Munden
Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary